MARCH 2019 TICKER: APEI EXCHANGE: NASDAQ

apei AMERICAN PUBLIC EDUCATION, INC.

A leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. The Company offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: **American Public University System** and National Education Seminars Inc., which we refer to as **Hondros College of Nursing**.

American Public University System (APUS), which is accredited by the Higher Learning Commission (HLC), offers online degree and certificate programs through American Military University (AMU) and American Public University (APU). Hondros College of Nursing (HCN) educates nurses at five Ohio campuses in Cincinnati/West Chester, Cleveland/Independence, Columbus/Westerville, Dayton/Fairborn and Toledo/Maumee. Together, these institutions serve more than 80,000 adult learners worldwide and offer more than 200 degree and certificate programs in fields ranging from homeland security, military studies, intelligence and criminal justice to technology, business administration, public health, nursing and liberal arts. For additional information, please visit www.apei.com.



97% APUS ALUMNI SURVEYED
Respondents indicated that APUS programs met their overall expectations.[1]

30+ HCON RELATIONSHIPS
with healthcare employers

84K+ APUS ALUMNI

6K+ HCON ALUMNI

93% APUS ALUMNI SURVEY
Respondents would recommend AMU/APU to a friend or colleague.[2]

Revenue
(in thousands)

2018	$297,687
2017	$299,248
2016	$313,139
2015	$327,910
2014	$350,020

Net Income Attributable to Common Stockholders
(in thousands)

2018	$25,639
2017	$21,121
2016	$24,155
2015	$32,414
2014	$40,877

Net Cash Provided by Operating Activities
(in thousands)

2018	$44,179
2017	$47,938
2016	$56,014
2015	$57,211
2014	$61,030

Total Assets
(in thousands)

2018	$370,958
2017	$339,038
2016	$315,620
2015	$299,427
2014	$297,904

Chris Symanoskie, IRC, Vice President, Investor Relations 703-334-3880 or csymanoskie@apei.com

NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

1. APUS, 2017 End of Program Survey
2. APUS, 2017 1-year Alumni Survey

American Public University System[1]

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

AMU APU

Enrollment and Registrations

For the three months ended March 31,	2019	2018	% Change
Net Course Registrations by New Students[1]	10,120	9,370	8%
Net Course Registrations	84,300	83,300	1%
As of March 31,	**2019**	**2018**	**% Change**
APUS Student Enrollment[2]	81,200	82,700	-2%

At-A-Glance[5]

- 87% of Students Are Working Adults
- Avg. Age of Students: 33 years
- Avg. Undergraduate Class Size: 18 students
- Avg. Graduate Class Size: 9 students
- Gender Ratio: 64% male / 36% female
- 51%+ of APUS Students Referred by Others
- Over 200 Degree and Certificate Programs
- 1,800 Globally-Located Faculty Members

AMU & APU Graduates

- 92,500 Conferred Degrees
- Nearly 40 graduate students and alumni honored as Presidential Management Fellowship finalists, one of the nation's most prestigious programs for leadership and public service.

Registrations by Primary Funding Source

For the three months ended March 31, 2019



- 39.4% Department of Defense Tuition Assistance (TA)
- 24.4% Federal Student Aid (FSA)
- 22.7% Veterans Benefits (VA)
- 13.5% Cash & Other Sources

Tuition

APUS undergraduate costs (tuition, books and fees) are 28% below the average published tuition and fee price paid by full-time in-state students at public four-year institutions.[3]

Enrollment by Degree Level[5]



- 59% Bachelor's
- 16% Associate
- 16% Master's
- 9% Certificate/other

Enrollment by School[5]



- 24% Security & Global Studies
- 24% Business
- 22% Arts & Humanities
- 16% Science, Technology, Engineering & Math
- 12% Health Sciences
- 2% Education

Hondros College of Nursing[4]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Cleveland, Columbus, Dayton, and Toledo, Ohio.

HONDROS COLLEGE OF NURSING

Student Enrollment

For the three months ended March 31,	2019	2018	% Change
New Student Enrollment	340	500	-32%
Total Student Enrollment	1,700	2,000	-15%

Approximate Cost (Tuition & Fees) of Degree Completion		
Practical Nursing	$19,700	
Associate Degree in Nursing	$28,500	Alumni tuition is $23,790[6]
Medical Laboratory Technology	$22,900	

Enrollment by Program

For the full year ended December 31, 2018.



- 54% Licensed Practical Nurse
- 44% Associate Degree in Nursing
- <2% RN—Bachelor of Science in Nursing (Discontinued)
- 0% Medical Laboratory Technology (Launched 2019)

At-A-Glance

- Avg. Age of Students: 30 years
- Gender Ratio: 92% female / 8% male
- Avg. Class Size: 15 students

Graduates

- 6,000+ alumni

1. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. *APUS Student Enrollment* represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.
3. The College Board's Trends in College Pricing 2018.
4. *HCN Student Enrollment* represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
5. For the twelve months ended December 31, 2018.
6. Tuition for alumni of HCN's Practical Nursing program is $23,790.